UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2017

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36599	36-4460265
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

800 West Madison Street, Chicago, Illinois 60607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 422-6562

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On December 22, 2017, H.R.1, formally known as the “Tax Cuts and Jobs Act” was enacted into law. This new tax legislation, among other changes, reduces the Federal corporate income tax rate from 35% to 21% effective January 1, 2018. At September 30, 2017, MB Financial, Inc. (the “Company”) had net deferred tax liabilities of $193 million and expects to remain in a net deferred tax liability position at December 31, 2017.

Under generally accepted accounting principles, these net deferred tax liabilities are required to be revalued during the period in which the new tax legislation is enacted. The Company currently estimates that the revaluation will result in a one-time tax benefit of at least $85 million, or approximately $1.00 per diluted common share, based on September 30, 2017 data. Activity in the Company's leasing segment during the fourth quarter of 2017 may increase this estimate significantly due to the retroactive application of the 100% bonus depreciation deduction under the new tax legislation, which applies to qualified property placed in service after September 27, 2017 and before January 1, 2023. The one-time tax benefit is expected to further strengthen the Company's capital position and ratios. It is also estimated that the Company's effective tax rate beginning in 2018 will be reduced by about 10% to 11% due to this new tax legislation.

As a result of the new tax legislation, the Company plans to contribute $7.5 million in the fourth quarter of 2017 to the MB Financial Charitable Foundation. The MB Financial Charitable Foundation supports nonprofit organizations serving low- and moderate-income communities and households within the Company's service area. Priority giving areas include affordable housing, community service, economic development, and education.

Also as a result of the new tax legislation, the Company's bank subsidiary, MB Financial Bank N.A. will raise its minimum wage to $15 per hour effective in January 2018 and pay one-time bonuses to eligible employees earning less than $100,000 annually. The aggregate amount of these bonuses is expected to be approximately $2.7 million.

Forward-Looking Statements

When used in this Current Report on Form 8-K and in other documents filed or furnished with the Securities and Exchange Commission, in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “estimate,” “expects to,” “expected to,” “will,” “believe,” “should,” “will likely result,” “will continue,” “is anticipated,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to the Company’s future financial performance, strategic plans or objectives, revenues, earnings or other financial projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) the possibility that the actual amounts and effects of the one-time tax benefit and the reduction in the Company’s effective tax rate expected to result from the new tax legislation discussed in this report might be different from the estimated amounts and effects set forth in this report; (2) risks that funds obtained from capital raising activities will not be utilized efficiently or effectively; (3) expected revenues, cost savings, synergies and other benefits from the Company’s merger and acquisition activities (including the Company’s merger with American Chartered Bancorp, Inc. in 2016) might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (4) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from originated loans and loans acquired from other financial institutions; (5) the quality and composition of the Company’s securities portfolio; (6) competitive pressures among depository institutions; (7) interest rate movements and their impact on customer behavior, net interest margin and the value of the Company’s mortgage servicing rights; (8) the possibility that the Company’s mortgage banking business may experience increased volatility in its revenues and earnings and the possibility that the profitability of the Company’s mortgage banking business could be significantly reduced if the Company is unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of the Company’s mortgage servicing rights; (9) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (10) fluctuations in real estate values; (11) results of examinations of the Company and its bank subsidiary by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit the Company’s business activities, require the Company to change its business mix, increase its allowance for loan and lease losses, write-down asset values or increase its capital levels, or affect its ability to borrow funds or maintain or increase deposits, which could adversely affect the Company’s liquidity and earnings (12) the ability of the Company to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (13) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (14) the Company’s ability to realize the residual values of its direct finance, leveraged and operating leases; (15) the Company’s ability to access cost-effective funding; (16) changes in financial markets; (17) changes in economic conditions in general and in the Chicago metropolitan area in particular; (18) the costs, effects and outcomes of litigation; (19) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, changes in the interpretation and/or application of laws and regulations by regulatory authorities, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws, including but not limited to the new tax legislation discussed in this report, or interpretations thereof by taxing authorities; (20) changes in accounting principles, policies or guidelines; (21) the Company’s future acquisitions of other depository institutions or lines of business; and (22) future goodwill impairment due to changes in the Company’s business, changes in market conditions, or other factors.

The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date:	December 28, 2017	By:	/s/Randall T. Conte
Randall T. Conte
Vice President and Chief Financial Officer